Exhibit 99.1

Deutsche Bank

Q4/FY 2019 Fixed Income Investor Conference Call

James von Moltke, Chief Financial Officer
Dixit Joshi, Group Treasurer

3 February 2020

Regulatory capital requirements

SREP[1] vs CET1 Ratio


max. G-SIB/D-SIB buffer
Countercyclical Buffer
Capital Conservation Buffer
Pillar 2 Requirement
Pillar 1 Requirement
11.83%
11.58%
~13.3%
pro-forma(3)
0.08%
2.00%
2.50%
2.75%
4.50%
2.00%
2.50%
2.50%
4.50%
~€ 6bn above new
CET1 MDA(4) level
2019 SREP Requirement
2020 SREP(2) requirement
1st Jan 2020 CET 1 ratio

Total capital requirements


CET1
AT1
Tier 2
X.X
Contribution from legacy Tier 1 instruments
15.08%
2.00%
1.50%
11.58%
~17.1%
1.84%
1.97%
~13.3%
~17.1%
2.40%
1.41%
~13.3%
0.56%
2020 SREP requirement
pro-forma 1st Jan 2020 total capital ratio (phased-in)
pro-forma 1st Jan 2020 total capital ratio (fully loaded)

(1) Supervisory Review and Evaluation Process
(2) ECB decision regarding minimum capital requirements for 2020, following the results of the 2019 SREP
(3) Pro-forma as of 1st Jan 2020 reflecting the new securitization framework
(4) Maximum Distributable Amount